Exhibit 10.4

EXECUTION VERSION

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

AND SECOND AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO FORBEARANCE AGREEMENT AND SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of July 16, 2018 (this “Forbearance Amendment”), is made and entered into by and among HYDROFARM HOLDINGS LLC, a Delaware limited liability company (“Holdings”), HYDROFARM, LLC, a California limited liability company (“Hydrofarm”), EHH HOLDINGS, LLC, a Delaware limited liability company (“ EHH”), SUNBLASTER LLC, a Delaware limited liability company (“SunBlaster”), and WJCO LLC, a Colorado limited liability company (“WJCO”; together with Hydrofarm, EHH, SunBlaster, each, a “U.S. Borrower” and collectively, the “U.S. Borrowers”), HYDROFARM CANADA, LLC, a Delaware limited liability company (“Hydrofarm Canada”), GS DISTRIBUTION INC., a British Columbia company (“GSD”), EDDI’S WHOLESALE GARDEN SUPPLIES LTD., a British Columbia company (“Eddi”)) and SUNBLASTER HOLDINGS ULC, a British Columbia unlimited liability company (“Sunblaster Canada”; together with GSD and Eddi, each, a “Canadian Borrower” and collectively, the “Canadian Borrowers”; and together with U.S. Borrowers, each a “Borrower” and collectively, the “Borrowers” and together with Holdings and Hydrofarm Canada, each an “Obligor” and collectively the “Obligors”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, “Agent”) for the financial institutions from time to time party to the Loan Agreement described below (collectively, the “Lenders” and each individually a “Lender”) and the Lenders signatory hereto. Unless otherwise defined above or elsewhere in this Forbearance Amendment, each capitalized term used herein shall have the meaning ascribed thereto in the Loan Agreement and the Forbearance Agreement.

R E C I T A L S

WHEREAS, the Obligors, Agent, and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of November 8, 2017 (as has been or may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which, among other things, Lenders agreed, subject to the terms and conditions set forth in the Loan Agreement, to make certain loans and other financial accommodations to Borrowers.

WHEREAS, Holdings, Hydrofarm Canada, and Agent are parties to that certain Amended and Restated Guaranty, dated as of November 8, 2017 (as has been or may be amended, restated, supplemented or others modified from time to time, the “Guaranty”), pursuant to which Holdings and Hydrofarm Canada unconditionally guaranteed Borrowers’ prompt and full performance of their Obligations under the Loan Agreement and the other Loan Documents.

WHEREAS, pursuant to the terms and conditions of that certain Forbearance Agreement dated as of May 18, 2018, by and between the Obligors, the Lenders and the Agent (the “Forbearance Agreement”), the Lenders and the Agent agreed to forbear during the Forbearance Period (as defined in the Forbearance Agreement) from exercising their rights and remedies under the Loan Documents arising as a result of the Specified Defaults set forth in the Forbearance Agreement.

WHEREAS, as of the date hereof, the Events of Default identified on Schedule I hereto (collectively, the “Specified Defaults”) have occurred and are continuing.

WHEREAS, the Obligors have requested that the Lenders and the Agent continue to temporarily forbear from exercising their rights and remedies under the Loan Documents arising as a result of the occurrence of the Specified Defaults.

WHEREAS, the Forbearance Agreement Termination Date and various deliveries due on such date is July 15, 2018 which is not a Business Day, and the parties desire to clarify and confirm that all references to July 15, 2018 in the Forbearance Agreement and all deliveries due on such date are references to July 16, 2018 which is the Business Day following July 15, 2018.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Acknowledgment of Defaults and Rights and Remedies.

(a)              Each Obligor acknowledges and agrees that as of July 11, 2018, the aggregate principal balance of the outstanding Obligations, including the outstanding LC Obligations, under the Loan Agreement is at least $29,647,683.50. The foregoing amount does not include interest, fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Loan Agreement and the other Loan Documents.

(b)             Each Obligor acknowledges and agrees that (i) no Lender has any obligation to extend any Loan or provide other financial accommodations under the Loan Agreement or other Loan Documents (including consenting to Obligors’ use of cash collateral), (ii) each of the Specified Defaults constitutes an Event of Default that has occurred and is continuing as of the date hereof or is expected to occur during the Forbearance Period, as the case may be, (iii) none of the Specified Defaults has been cured as of the date hereof, and (iv) except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof, or are expected to occur during the Forbearance Period, as the case may be. Prior to the effectiveness of this Agreement, each of the Specified Defaults permits the Lenders to, among other things, (i) charge default interest pursuant to Section 3.1 of the Loan Agreement (the “Default Rate”) with respect to any and all of the Obligations effective from and after September 30, 2017, the date of the first Specified Default to occur, on a retroactive basis, (ii) commence any legal or other action to collect any or all of the Obligations from Obligors, and/or any Collateral, (iii) foreclose or otherwise realize on any or all of the Collateral and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (iv) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreement, the other Loan Documents or applicable law.

SECTION 2. Additional Agreements.

(a)          Amendment to Term Loan and Term Loan Forbearance Agreement. Lenders and the Agent hereby consents to the entry by the Obligors into that certain Amendment No. 1 to Forbearance Agreement, dated July 16, 2018, among the Term Loan Agent, each Term Loan Lender, and the Obligors, in the form attached hereto as Exhibit A (the “Term Loan Forbearance Agreement Amendment”). None of the Obligors nor any of their respective Subsidiaries shall enter into, or otherwise consent to or permit to exist, any further amendment, restatement, supplement, waiver or other modification to the Term Loan Agreement or any other Term Loan Document (including, without limitation, the Term Loan Forbearance Agreement Amendment) without the prior written consent of the Agent, which the Agent may grant, decline or withhold in its sole discretion.

(b)          Forbearance Amendment Fee. A forbearance amendment fee in the amount of $50,000 (the “Forbearance Amendment Fee”) shall be fully earned by the Lenders and non-refundable as of the Forbearance Amendment Effective Date, and shall be paid by the Obligors on the Forbearance Amendment Effective Date as a U.S. Base Rate Loan pursuant to Section 4.1(a)(ii) of the Loan Agreement.

(c)          Restriction on Advances. Notwithstanding anything in the Loan Documents (including, without limitation, this Forbearance Amendment) to the contrary, the Agent and Lenders shall have no obligation to make Revolver Loans on July 16, 2018, in excess of the amount of fees, costs and expenses that are due and payable under this Forbearance Amendment, provided, however, that the foregoing limitation shall not apply after the occurrence of the Forbearance Amendment Effective Date.

SECTION 3. Amendments to Forbearance Agreement; Acknowledgement.

(a)          Effective as of the Forbearance Amendment Effective Date, the reference to “July 15, 2018” in Section 3(a)(1) of the Forbearance Agreement is hereby amended to “August 15, 2018”.

(b)          Effective as of the Forbearance Amendment Effective Date, Section 4(a) of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

(a)           Financial Advisor. The Obligors shall continue to retain the Financial Advisor at all times during the Forbearance Period and must comply with the terms and scope of the engagement letter or other such further engagement letter as is delivered to, and reasonably satisfactory in form and substance to, the Agent.

(c)          Effective as of the Forbearance Amendment Effective Date, Section 4(b)(i) of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

(i)           Revised Forecast. On or before July 20, 2018, the Obligors shall, and shall cause Financial Advisor to, deliver to the Agent and the Lenders a revised forecast and financial model for the 2019 calendar year for the Obligors in form and substance acceptable to the Agent. The 2019 report is to be provided on a fiscal quarter basis.

(d)          Effective as of the Forbearance Amendment Effective Date, Section 4(m) of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

(m)         Minimum Availability. From and after May 22, 2018, the Obligors shall not permit (A) the sum of (i) the U.S. Availability (as defined in the Loan Agreement), plus (ii) the aggregate amount of Book Cash and cash equivalents on hand of the Obligors that are located in a deposit account at Bank of America in the United States and which are subject to a perfected lien in favor of the Agent for the benefit of the Lenders to be less than $2,000,000; or (B) the sum of (i) the Global Availability (as defined in the Loan Agreement), plus (ii) the aggregate amount of Book Cash and cash equivalents on hand of the Obligors that are located in a deposit account at Bank of America in the United States and Canada and which are subject to a perfected lien in favor of the Agent for the benefit of the Lenders to be less than $3,000,000. The Obligors shall provide every week, simultaneously with the report required to be delivered by the Obligors pursuant to Section 4(f) of this Agreement, a certificate that the Obligors are in compliance with this Section 4(m) of the Forbearance Agreement.

(e)          Effective as of the Forbearance Amendment Effective Date, Section 4(s) of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

(s)          Canadian Deposit Accounts. Eddi shall continue to maintain one or more deposit accounts at Bank of America’s Toronto branch, subject to a perfected Lien in favor of the Agent.

(f)          Acknowledgement. The Obligors, the Agent and each Lender hereby acknowledge that the Forbearance Agreement Termination Date and various deliveries due on such date is July 15, 2018 which is not a Business Day. The parties hereto acknowledge and agree that all references to July 15, 2018 in the Forbearance Agreement and all deliveries due on such date are references to July 16, 2018 which is the Business Day following July 15, 2018.

SECTION 4. Amendment to Loan Agreement.

(a)          Effective as of the Forbearance Amendment Effective Date, Section 10.3(b) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(b)          not permit EBITDA for the previous month period ending as of the last day of any calendar month to be less than Negative One Million Five Hundred Thousand (-$1,500,000), provided that, the Obligors shall not permit the EBITDA for the previous month period ending as of June 30, 2018 to be less than Negative Two Million (-$2,000,000). As soon as practicable and in any event within 30 days after the end of each month, Obligors shall deliver to Agent a Compliance Certificate duly executed by a Senior Officer of the Borrower Agent setting forth the calculation of EBITDA for the previous month and certifying whether or not Obligors are in compliance with the foregoing covenant.

SECTION 5. Conditions Precedent. This Forbearance Amendment shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied as determined in the Agent’s sole discretion (the date of such effectiveness being herein called the “Forbearance Amendment Effective Date”):

(a)         the Agent shall have received an executed counterpart of this Forbearance Amendment duly executed by each of the Obligors and each of the Lenders;

(b)         the Obligors shall have retained the Financial Advisor on terms and scope acceptable to Agent and shall have delivered to the Agent an engagement letter with the Financial Advisor on terms acceptable to the Agent;

(c)         the Term Loan Agent and each Term Loan Lender shall have entered into the Term Loan Forbearance Agreement Amendment and the Obligors shall have delivered a certified copy of such Term Loan Forbearance Agreement Amendment to the Agent and each of the Lenders, and such Term Loan Forbearance Agreement Amendment shall be in form and substance acceptable to the Agent;

(d)        all representations and warranties contained in this Forbearance Amendment shall be true and correct in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date;

(e)        no Default or Event of Default (other than the Specified Defaults) shall have occurred and be continuing under the Loan Agreement or any of the other Loan Documents;

(f)         the Obligors shall have paid all costs and expenses of the Agent (including legal fees and expenses) for which summary invoices have then been delivered to Obligors (which delivery of such summary invoices shall not constitute or result in a waiver of any right or privilege).

(g)        the Agent shall have received a closing certificate executed by a Senior Officer of the Borrower Agent, certifying that the conditions set forth in this Section 5 have been satisfied.

SECTION 6. Representations and Warranties. Each of the Obligors, jointly and severally, represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Lenders and the Agent that:

(a)          this Forbearance Amendment and each other agreement to be executed and delivered in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Obligor which is a party hereto or thereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the Forbearance Amendment Effective Date and the agreements and obligations of Obligors contained herein and therein constitute (or when executed and delivered, will constitute) legal, valid and binding obligations of Obligors enforceable against them in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, moratorium, or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles;

(b)          neither the execution, delivery and performance of this Forbearance Amendment nor the consummation of any of the transactions contemplated hereby (i) are in contravention of any applicable law or any indenture, agreement or undertaking to which any Obligor is a party or by which any Obligor or its property is bound, or (ii) violates any provision of the certificate of incorporation, certificate of formation, by-laws, operating agreement or other governing documents of such Obligor;

(c)          no consent of any person or entity (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Forbearance Amendment;

(d)          as of the date hereof and after giving effect to this Forbearance Amendment, each of the representations and warranties of the Obligors set forth in the Loan Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties speak as to an earlier date, in which case the same are true, correct and complete as to such earlier date; and

(e)          no Default or Event of Default exists under the Loan Agreement or any of the other Loan Documents other than the Specified Defaults.

SECTION 7. Acknowledgment and Reaffirmation

(a)         Acknowledgment of Debts. Each of the Obligors, jointly and severally, hereby acknowledges, agrees, confirms, reaffirms and stipulates that:

(i)            interest has accrued on the Obligations since September 30, 2017 at the Default Rate under the Loan Documents, is due and payable and shall be paid by the Obligors on the Forbearance Amendment Effective Date as a U.S. Base Rate Loan pursuant to Section 4.1(a)(ii) of the Loan Agreement. Interest shall continue to accrue and be due and payable pursuant to the Loan Documents at the Default Rate following the Forbearance Amendment Effective Date;

(ii)           fees, late fees, reimbursable and indemnifiable amounts, and other amounts have accrued under each of the Loan Documents and shall continue to accrue and be payable pursuant to the Loan Documents;

(iii)          effective as of the Forbearance Amendment Effective Date, the Forbearance Fee shall be fully earned by the Lenders and shall be paid by the Obligors on the Forbearance Amendment Effective Date as a U.S. Base Rate Loan pursuant to Section 4.1(a)(ii) of the Loan Agreement.

(iv)         all of the Obligations, including, without limitation, the Obligations described in the foregoing clauses (i) through (iii), are (or, in the case of clause (iii), from and after the Forbearance Amendment Effective Date will be) unconditionally owing by the Obligors to the Lenders and the Agent without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)         Acknowledgment of Guaranties. Each of the Obligors, jointly and severally, hereby acknowledges, agrees, confirms, reaffirms and stipulates:

(i)             (x) to the validity, legality and enforceability of each of the guarantees of the Obligations set forth in the Loan Documents; (y) that the reaffirmation of each of the guarantees of the Obligations set forth in the Loan Documents is a material inducement to the Lenders and the Agent; and (z) that it has no defense to the enforcement of each of the guarantees of the Obligations set forth in the Loan Documents and its obligations under each such guarantee shall remain in full force and effect until all the Obligations have been paid in full;

(ii)            (x) to the validity, legality and enforceability of each of the Agent’s Liens on the assets and property of each of the Obligors pursuant to the Loan Documents; (y) that the reaffirmation of each of the Agent’s Liens is a material inducement to the Lenders and the Agent; and (z) that it has no defense to the enforcement of each of the Agent’s Liens, and the Agent’s Liens shall remain in full force and effect until all the Obligations have been paid in full;

(iii)          that each Obligor hereby waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims, and causes of action of any kind or nature which he has asserted, or might assert, against any Lender, the Agent or any of their respective subsidiaries or affiliates, or any of the past, present or future officers, directors, contractors, employees, attorneys or agents of any Lender, the Agent or any such subsidiary or affiliate, which in any way relate to or arise out of the Obligations, the Agent’s Liens or any of the Loan Documents;

(iv)         that each Obligor consents to the execution and delivery of this Forbearance Amendment and agrees and acknowledges that the liability of each Obligor under each of the Loan Documents, and the existence, creation, perfection or enforceability of any of the Agent’s Liens, shall not be diminished in any way by the execution and delivery of this Forbearance Amendment or by the consummation of any of the transactions contemplated hereby or thereby;

(v)           that all notices required under the Loan Documents to be given by the Lenders or the Agent have been given by the Lenders or the Agent or validly waived, including, without limitation, all notices of default, and all rights and/or opportunities to cure related thereto have expired or lapsed;

(vi)         except as expressly set forth herein, neither any Lender nor the Agent has agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents;

(vii)        no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each Obligor, each Lender and the Agent;

(viii)       the execution and delivery of this Forbearance Amendment has not established any course of dealing between the parties hereto or created any obligation or agreement of any Lender or the Agent with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents; and

(ix)          neither any Lender nor the Agent is required to make any loan advance to any Obligor under the Loan Documents or otherwise, and any further loan advances made shall be made in the sole discretion of each such Lender and the Agent and subject to such conditions and the payment of such fees as each such Lender and the Agent requires in their sole discretion.

SECTION 8. Ratification; Waiver of Defenses; Indemnity and Release.

(a)           Ratification. The Loan Documents remain in full force and effect and are hereby ratified and affirmed by each of the Obligors. Each of the Obligors, jointly and severally, (i) confirms and agrees that it is truly and justly indebted to the Lenders and the Agent in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever; and (ii) reaffirms and admits the validity and enforceability of the Loan Documents.

(b)          Release.

(i)            Each of Obligors, jointly and severally, on behalf of itself and each of its Subsidiaries and affiliates, hereby waives, releases and discharges each Lender and the Agent, and all of the directors, officers, employees, attorneys, agents, successors and assigns of each Lender and the Agent, from any and all claims, demands, actions, causes of action, damages, costs, expenses and liabilities, known or unknown, anticipated or unanticipated, suspected or unsuspected, asserted or unasserted, fixed, contingent or conditional, at law or in equity, arising out of or in any way relating to the Loan Documents or any documents, agreements, dealings or other matters connected with the Loan Documents, in each case to the extent arising (x) on or prior to the date hereof or (y)  out of, or relating to, any actions, dealings or matters occurring on or prior to the date hereof. The waivers, releases, and discharges in this Section 8 shall be effective on the Forbearance Amendment Effective Date regardless of whether any post-Forbearance Amendment Effective Date conditions to this Forbearance Amendment are satisfied and regardless of any other event that may occur or not occur after the date hereof.

(ii)           It is the intention of each Obligor that this Forbearance Amendment and the release set forth above shall constitute a full and final accord and satisfaction of all claims that may have or hereafter be deemed to have against Releasees as set forth herein. In furtherance of this intention, each Obligor, on behalf of itself and each other Releasor, expressly waives any statutory or common law provision that would otherwise prevent the release set forth above from extending to claims that are not currently known or suspected to exist in any Releasor’s favor at the time of executing this Forbearance Amendment and which, if known by Releasors, might have materially affected the agreement as provided for hereunder. Each Obligor on behalf of itself and each other Releasor, acknowledges that it is familiar with Section 1542 of California Civil Code:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(iii)          Each Obligor, on behalf of itself and each other Releasor, waives and releases any rights or benefits that it may have under Section 1542 to the full extent that it may lawfully waive such rights and benefits, and each Obligor, on behalf of itself and each other Releasor, acknowledges that it understands the significance and consequences of the waiver of the provisions of Section 1542 and that it has been advised by its attorney as to the significance and consequences of this waiver.

(iv)          Each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a  basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(v)          Each Obligor agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute, and unconditional nature of the release set forth above.

(vi)         The waivers, releases, and discharges in this Forbearance Amendment shall be effective on the Forbearance Amendment Effective Date regardless of whether any post-Forbearance Amendment Effective Date conditions to this Forbearance Amendment are satisfied and regardless of any other event that may occur or not occur after the date hereof.

(c)           Indemnity. In furtherance of its Obligations under Section 14.2 of the Loan Agreement, each of the Obligors, jointly and severally, agrees to further defend, protect, indemnify and hold harmless each Lender and the Agent and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable fees, costs and expenses of outside counsel) incurred by such Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the execution or performance or enforcement of this Forbearance Amendment, any other Loan Document or any other document executed in connection with the transactions contemplated by this Forbearance Amendment; or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto. This indemnity shall survive the repayment of the Obligations and the discharge of the liens granted under the Loan Documents.

(d)          No Waiver. This Forbearance Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a (other than as set forth in Section 3 and Section 4) waiver, modification or forbearance of, any term or condition of any of the Loan Documents or a waiver of any Default or Event of Default under any of the Loan Documents (including, without limitation, the Specified Defaults), whether or not known to a Lender or the Agent, or (ii) to prejudice any right or remedy which a Lender or the Agent may now have or have in the future under or in connection with the Loan Documents or any of the instruments or agreements referred to therein. Subject to the forbearance in respect of the Specified Defaults set forth in Section 3 of the Forbearance Agreement and the amendments set forth in Section 3 and Section 4 of this Forbearance Amendment, the Loan Documents shall continue in full force and effect and are hereby ratified and confirmed.

(e)          Waiver of Defense. Each of Obligors expressly acknowledges the occurrence and continued existence of the Specified Defaults. The Obligors, jointly and severally, agree that each Lender and the Agent has no obligation (i) to grant the forbearance contemplated by this Forbearance Amendment, (ii) to enter into discussions with the Obligors with regard to waiving the Specified Defaults, or (iii) to enter into any amendment or modification of the terms and provisions of any Loan Document, and any of the same shall be within the sole discretion of each Lender and the Agent. Each of the Obligors, jointly and severally, acknowledge and agree, as a condition of the Lenders and the Agent entering into this Forbearance Amendment, that it shall not raise any claim, cause of action or defense based upon any allegations of failure of any Lender or the Agent to do or agree to do any of the foregoing, or failure of any Lender or the Agent to negotiate in good faith to accomplish any of the same.

(f)          Waiver of Jury Trial Right and Other Matters. BORROWERS AND THE OTHER OBLIGORS EACH HEREBY WAIVES (i) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS FORBEARANCE AMENDMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, WHICH WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY LENDER PARTY ON WHICH BORROWERS OR ANY OTHER OBLIGOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER SUCH LENDER PARTY MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL, THE OTHER COLLATERAL OR ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY LENDER PARTY TO EXERCISE ANY OF THEIR RESPECTIVE RIGHTS AND REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (v) ANY RIGHT BORROWERS OR ANY OTHER OBLIGOR MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE ANY LENDER PARTY TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL, OTHER COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWERS OR ANY OTHER OBLIGOR UNTIL TERMINATION OF THE FORBEARANCE AMENDMENT IN ACCORDANCE WITH ITS TERMS AND THE EXECUTION BY BORROWERS, AND BY ANY PERSON WHO PROVIDES FUNDS TO BORROWERS THAT ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING ANY OR ALL OF THE LENDER PARTIES FROM ANY LOSS OR DAMAGE ANY SUCH PARTY MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY SUCH LENDER PARTY FROM BORROWERS, OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN SECTION 8 OF THIS FORBEARANCE AMENDMENT, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND (vi) NOTICE OF ACCEPTANCE HEREOF, AND BORROWERS AND THE OTHER OBLIGORS EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT’S AND THE OTHER LENDER PARTIES’ ENTERING INTO THIS FORBEARANCE AMENDMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWERS AND THE OTHER OBLIGORS. BORROWERS AND THE OTHER OBLIGORS EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS FORBEARANCE AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)         Alternative Dispute Resolution under California Law.

(i)           The reference provisions of this Section 8(g) will be applicable only if the jury trial waiver set forth in Section 8(f) hereof is declared invalid or unenforceable and the Agent determines in its sole discretion to proceed as set forth in this Section 9(g).

(ii)          Other than (I) nonjudicial foreclosure of security interests in real or personal property, (II) the appointment of a receiver, or (III) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), each controversy, dispute or claim (each, a “Disputed Claim”) between any or all of the parties hereto arising out of or relating to the Loan Documents, which Disputed Claim is not settled in writing within 30 days after the “Claim Date” (the date on which a party subject to the Loan Documents gives written notice to the other parties that a Disputed Claim exists), will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections (“CCP”), which shall constitute the exclusive remedy for the resolution of any Disputed Claim concerning the Loan Documents, including whether the Disputed Claim is subject to the reference proceeding. Except as set forth in this Section 8(g), the parties hereto waive the right to initiate legal proceedings against each other concerning such Disputed Claims. Venue for these reference proceedings will be in the courts of the State of California sitting in Los Angeles County or such other venue as the parties may agree (the “Court”).

(iii)          In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act § 1280 through § 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

SECTION 9. No Waiver; No Novation; Reservation of Rights.

(a)          No Waiver. Neither any Lender nor the Agent has waived, nor is any Lender or the Agent by this Forbearance Amendment waiving, and neither any Lender nor the Agent has any present intention of waiving, any Specified Default, any other Events of Default arising under the Loan Documents which may be continuing on the Forbearance Amendment Effective Date or any Events of Default arising under the Loan Documents which may occur after the Forbearance Amendment Effective Date (whether the same or similar to any Specified Default or otherwise), and nothing contained herein shall be deemed or constitute any such waiver.

(b)          No Novation. This Forbearance Amendment is not intended to be, and shall not be deemed or construed to be, a satisfaction, reinstatement, novation, or release of the Loan Documents or any of the Obligations. Neither this Forbearance Amendment nor any payments made or other actions taken pursuant to this Forbearance Amendment shall be deemed to cure any defaults under any of the Loan Documents, it being the intention of the parties hereto that the Obligors are and shall remain in default and all Obligations are and shall remain immediately due and payable in full notwithstanding this Forbearance Amendment.

(c)          Reservation of Rights. Subject to Section 3 of the Forbearance Agreement and Section 3 and Section 4 of this Forbearance Amendment, each Lender and the Agent reserves the right, in their sole discretion, to exercise any or all rights or remedies under the Loan Documents, applicable law and otherwise as a result of any Specified Default, any other Events of Default arising under the Loan Documents that may be continuing on the Forbearance Amendment Effective Date or any Default or Event of Default arising under the Loan Documents that may occur after the Forbearance Amendment Effective Date, and neither any Lender nor the Agent has waived any of such rights or remedies and nothing in this Forbearance Amendment, and no delay on any Lender’s or the Agent’s part in exercising such rights or remedies, should be construed as a waiver of any such rights or remedies. Upon the termination of the Forbearance Period, the agreement of the Lenders and the Agent to forbear and the other agreements of the Lenders and the Agent hereunder, in each case as set forth in Section 3 above, shall automatically and without further action terminate and be of no force and effect, it being understood and agreed that the effect of such termination will be to permit the Lenders and the Agent to exercise any and all of its rights and remedies at any time and from time to time thereafter, including, without limitation, the right to accelerate all or any portion of the Obligations, enforce the Agent’s Liens and exercise any other rights and remedies set forth in the Loan Documents, applicable law or otherwise.

(d)        Notwithstanding anything to the contrary set forth herein or in the Forbearance Agreement (including, without limitation, the provisions of Section 3 of the Forbearance Agreement), nothing in this Forbearance Amendment shall prohibit, restrict or otherwise limit the right or ability of any Lender or the Agent to take any actions that a Lender or the Agent may take under the Loan Documents, at law, in equity or otherwise to preserve and protect any assets or properties of any Obligor that are subject to the Agent’s Liens or the interests (including the Agent’s Liens) of the Lenders and the Agent in any such assets or properties, including, without limiting the generality of the foregoing, (i) the filing of actions, or the defending of or intervention in actions (such as foreclosure proceedings) brought by any person or entity (including any Obligor), relating to any such assets or properties or the interests of the Lenders and the Agent therein, (ii) the sending of notices to any persons or entities concerning the existence of security interests or liens in favor of the Lenders and the Agent relating to any such assets or properties or (iii) the filing of financing statements, and the taking of any other required actions, to perfect or continue the perfection of the Agent’s Liens in such assets or properties.

(e)        The Obligors acknowledge and agree that it shall be an immediate Event of Default under the Loan Documents if (i) any Obligor fails to comply with, or otherwise breaches, any of the obligations or undertakings of such Obligor set forth in this Forbearance Amendment or (ii) any representation or warranty of any Obligor set forth herein fails to be true and correct in all respects.

SECTION 10. Loan Document Pursuant to Loan Agreement. Each of the Obligors, Agent, and the Lenders hereby acknowledge and agree that the Forbearance Agreement, as may be amended, restated, supplemented or otherwise modified from time to time, including by this Forbearance Amendment, constitutes a Loan Document as defined in the Loan Agreement.

SECTION 11. Further Assurances. Each Obligor hereby agrees that each Obligor shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Lenders or the Agent may reasonably request to effectuate the purposes and terms of this Forbearance Amendment and each of the other Loan Documents, including, without limitation, any such instruments, assignments, conveyances or other documents as the Lenders or the Agent reasonably requests to perfect or continue the Agent’s Liens on any assets or properties of any Obligor.

SECTION 12. Counterparts. This Forbearance Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Forbearance Amendment by telecopier or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Forbearance Amendment.

SECTION 13. Successors and Assigns. The provisions of this Forbearance Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 14. Severability. If any provision of this Forbearance Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Forbearance Amendment in any jurisdiction.

SECTION 15. Governing Law. THIS FORBEARANCE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. ANY DISPUTE ARISING OUT OF OR CONCERNING THE TERMS OF THIS FORBEARANCE AMENDMENT SHALL BE RESOLVED IN A COURT OF COMPETENT JURISDICTION LOCATED IN NEW YORK COUNTY, NEW YORK, USA, WHICH SHALL BE THE EXCLUSIVE FORUM FOR THE RESOLUTION OF ANY SUCH DISPUTE.

SECTION 16. Expenses. The Obligors, joint and severally, agree to pay, or reimburse, the Agent for all expenses incurred in connection with the preparation and negotiation of this Forbearance Amendment and related agreements and instruments and the transactions contemplated hereby, including, but not limited to, the fees and expenses of counsel to the Agent.

SECTION 17. Miscellaneous. The parties hereto shall, at any time and from time to time following the execution of this Forbearance Amendment, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Forbearance Amendment.

SECTION 18. Headings. Section headings in this Forbearance Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Forbearance Amendment.

SECTION 19. Entire Agreement. This Forbearance Amendment embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreement and understandings relating to the subject matter hereof. All prior statements, representations and warranties, if any, of any Lender or the Agent in respect of the subject matter hereof, and all prior drafts of this Forbearance Amendment, are totally superseded and merged into this Forbearance Amendment, which represents the final and sole agreement of the parties hereto with respect to the matters which are the subject hereof. Each of the Obligors hereby acknowledges and agrees that the execution and delivery of this Forbearance Amendment has not established any course of dealing between the parties hereto and that the parties hereto do not contemplate, and, in entering into this Forbearance Amendment, the Obligors have not relied upon, any potential extension of the Forbearance Period.

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IN WITNESS WHEREOF, this Forbearance Amendment has been executed and delivered as of the date set forth above.

OBLIGORS:	HYDROFARM HOLDINGS LLC,
a Delaware limited liability company

	By:	/s/ Peter Wardenburg
	Name:	Peter Wardenburg
	Title:	Manager

	Address:	210 Shields Court
Markham, ON L3R 8V2 Canada
	Attn:	Michael Serruya

HYDROFARM, LLC,
a California limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President and Chief Executive Officer

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

EHH HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

SUNBLASTER LLC,
a Delaware limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

WJCO LLC,
a Colorado limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

HYDROFARM CANADA, LLC,
a Delaware limited liability company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	President

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

GS DISTRIBUTION INC.,
a British Columbia corporation

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

SUNBLASTER HOLDINGS ULC,
a British Columbia unlimited liability company

By:	/s/ Jeffrey Peterson
Name:	Jeffrey Peterson
Title:	Director

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

EDDI'S WHOLESALE GARDEN SUPPLIES LTD.,
a British Columbia company

By:	/s/ Peter Wardenburg
Name:	Peter Wardenburg
Title:	Manager

Address:	2249 S. McDowell Boulevard
Petaluma, CA 94954
Attn:	Peter Wardenburg

AGENT AND LENDERS:	BANK OF AMERICA, N.A.,
as Agent and Lender

	By:	/s/ Matthew R. Van Steenhuyse
	Name:	Matthew R. Van Steenhuyse
	Title:	Senior Vice President

Address:
Bank of America, N.A.
333 S. Hope St, Suite 1900
Los Angeles, CA 90071
Attn: Matthew R. Van Steenhuyse
Facsimile: (877) 207-2581

BANK OF AMERICA, N.A. (acting through its Canada branch),
as Canadian Lender

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

Address:
181 Bay Street, Suite 400
Toronto, ON, M5J 2V8
Attn: Sylwia Durkiewicz
Facsimile: 312-453-4041

SCHEDULE I

Current Defaults

EXHIBIT A

Term Loan Forbearance Agreement